Exhibit 99.1

Media Contact: Emily Denney West Global Communications + 1-610-594-3035 Emily.Denney@westpharma.com

West Names New President of Pharmaceutical Packaging Systems

Exton, Pennsylvania - October 7, 2014 - West Pharmaceutical Services, Inc. (NYSE: WST) has appointed Karen Flynn President of the company's Pharmaceutical Packaging Systems business. Pharmaceutical Packaging Systems is a global business unit within West, and is the company's largest, generating annual sales revenue of nearly $1 billion.

“Karen has a strong track record of growing revenue, while maintaining high team engagement and motivation, and has been incredibly successful in the management of our Americas business,” said Donald E. Morel, Jr., Chairman and Chief Executive Officer, West. “As West enters a very exciting period of anticipated growth, the Board and I are confident in Karen’s ability to serve as one of our company’s key business leaders.”

Karen Flynn brings more than 28 years of experience to this role. Most recently, she held the position of President, Americas Region, Pharmaceutical Packaging Systems, where she was responsible for the Americas regional business segment, including both the manufacturing and commercial aspects of the business. From 2000 to 2008, Flynn was a part of Catalent (formerly known as a division of Cardinal Health), where she worked in Sales Management, finishing her career there as Vice President, Global Accounts. Prior to Catalent, Flynn spent 15 years at West, in roles spanning Quality, R&D, Technical Services and Sales. In 2008, she rejoined West as Vice President, Sales, Americas.

Flynn holds a Bachelor of Science in Pre-Professional Studies (Pre-Med) from The University of Notre Dame, a Master of Science in Business Administration from Boston University, and a Master of Science in Engineering from The University of Pennsylvania. She is a member of the Healthcare Businesswomen’s Association, the Forum of Executive Women, and serves on the Downingtown STEM Academy Advisory Board.

About West
West works side-by-side with its healthcare partners from concept to the patient, designing and manufacturing packaging, diagnostic and delivery systems that promote the efficiency, reliability and safety of their products. Every day, West is leading the way with cutting-edge technologies and quality systems, a thorough understanding of global regulatory compliance, and an unmatched and growing knowledge base of relevant pharmaceutical product testing, development and packaging. Based in Exton, Pa., West supports its customers from sales, manufacturing, customer support and research and development locations in North and South America, Europe, Asia and Australia. Established in 1923, West had 2013 sales totaling $1.4 billion.

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Forward-Looking Statements
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